EXHIBIT 99.2

 /C O R R E C T I O N -- China Wi-Max Communications, Inc./

Oct. 7, 2009 (PR Newswire) -- In the news release, "Steven T. Berman, President and CEO of China Wi-Max Communications, Oversees Launch of Chinese Broadband Strategy," issued 07-Oct-2009 by China Wi-Max Communications, Inc. over PR Newswire, we are advised by the company that the sixth paragraph, first sentence, should read "Mr. Berman served as President and CEO of First Capital Surety and Trust Company..." rather than "Mr. Berman was an advisor to the President and CEO of First Capital Surety and Trust Company..." as originally issued inadvertently. The complete, corrected release follows:

Steven T. Berman, President and CEO of China Wi-Max Communications, Oversees Launch of Chinese Broadband Strategy

DENVER, Oct. 7 /PRNewswire-FirstCall/ -- China Wi-Max Communications, Inc. (OTC Bulletin Board: CHWM), a world-class telecommunications and IP transport company with operations in mainland China, today announced the launch of its aggressive program to build revenues via the connection of a growing number of business customers to its wireless broadband network in Beijing.

The execution of the Company's business strategy will be under the direction of Steven T. Berman, who was appointed President and Chief Executive Officer of China Wi-Max Communications, Inc. in March 2009.

Mr. Berman is a seasoned executive with over 20 years of business and legal experience in telecommunications and other industries. He has served as corporate general counsel, operations manager, regulatory and compliance strategist, and contract negotiator at a number of telecommunications, financial and manufacturing companies.

Mr. Berman's extensive telecommunications background includes almost ten years at the National Rural Telecommunications Cooperative (NRTC), where he was intimately involved in the launch of DirectTV, the first high-powered satellite dish service in the United States, and Wild Blue, one of the nation's first two-way broadband satellite internet services. He served as Senior Vice President, Business Affairs; General Counsel; and Corporate Secretary-Treasurer at the NRTC, where he was the principal liaison between thee Company and its strategic partners, financial institutions, and large customers. While at NRTC, Mr. Berman managed business relations and legal issues involving manufacturing, transport, and delivery of various telecommunications products and services, including Direct Broadcast Satellite, broadband, high-speed Internet access, wireless operations, and call center support.

"We are very fortunate to attract an executive with Steven's background and abilities as President and CEO of our Company," noted Dr. Allan Rabinoff, Founder and Chairman of the Board at China Wi-Max Communications, Inc. "The formal launch of our broadband offerings in China is at hand, and we believe Steven will play a critically important role in the successful execution of our growth strategy."

Prior to joining China Wi-Max Communications, Mr. Berman served as President and CEO of First Capital Surety and Trust Company (formerly Morgan Chase Trust), where he successfully turned around, and re-established as a leader in its field, the $200+ million regulated bank and trust company.

Mr. Berman, an attorney-at-law and member of the American Bar Association, has been admitted to the Wisconsin, Pennsylvania and District of Columbia bars. He received his Juris Doctorate from the University of Wisconsin Law School in 1987. Prior to his corporate career, he was a practicing attorney with Feder & Associates in Washington, DC, where he participated in all aspects of complex civil litigation; the research and drafting of pleadings; and federal and state court proceedings, including jury trials.

About China Wi-Max Communications, Inc.

China Wi-Max Communications, Inc. (OTC Bulletin Board: CHWM), a world-class telecommunications and IP transport company, was formed to take advantage of the rapidly expanding wireless communications needs in China. The goal of China Wi-Max Communications is to become the premier provider of Wi-Max broadband technology and allied services in the Chinese market. Building on world-class technical experience and proven management skills, China Wi-Max Communications is approaching its market with the tools that experience suggests are necessary to achieve success.

The Company is headquartered in Denver, Colorado and its common stock is listed on the OTC Bulletin Board under the symbol "CHWM". For additional information, please visit the Company's website at www.chinawi-max.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. The statements of this Summary Overview are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results, events and performances could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties, which may cause the Company's actual results, expressed or implied, to differ materially from expected results. These risks and uncertainties include, among other things, product demand and market competition. You should independently investigate and fully understand all risks before making an investment decision.

SOURCE China Wi-Max Communications, Inc.

Source: PR Newswire (October 7, 2009 - 1:32 PM EDT)

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